Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Berry Plastics Group, Inc. Announces Exchange Offer for the $400 Million

6.00 Percent Second Priority Senior Notes due 2022 of Berry Plastics Corporation

EVANSVILLE, Ind. – May 12, 2016 – Berry Plastics Group, Inc. (NYSE:BERY) (“Berry”) announced today the commencement by Berry Plastics Corporation, Berry’s wholly owned subsidiary (the “Issuer”), of an offer to exchange $400 million of the Issuer’s 6.00 percent Second Priority Senior Notes due 2022 that have been registered under the Securities Act of 1933 (the “Exchange Notes”) for $400 million of the Issuer’s outstanding 6.00 percent Second Priority Senior Notes due 2022 that were issued on October 1, 2015 in a private placement (the “Outstanding Notes”). The exchange offer is being conducted upon the terms and subject to the conditions set forth in a prospectus dated May 12, 2016, and the related letter of transmittal.

The Exchange Notes are identical in all material respects to the Outstanding Notes, except that (i) the Exchange Notes will be registered under the Securities Act of 1933, (ii) the Exchange Notes bear a different CUSIP number from the Outstanding Notes, (iii) the Exchange Notes will not be subject to transfer restrictions or entitled to registration rights, and (iv) the holders of the Exchange Notes will not be entitled to certain rights under the registration rights agreement, including the provisions for an increase in the interest rate on the Outstanding Notes in some circumstances relating to the timing of the exchange offer.

The exchange offer is limited to holders of the Outstanding Notes. The exchange offer is scheduled to expire at 5:00 p.m. Eastern Time on June 13, 2016, unless extended. Outstanding Notes tendered pursuant to the exchange offer may be withdrawn at any time prior to the expiration date by following the procedures set forth in the exchange offer prospectus and the related letter of transmittal.

Copies of the prospectus and the related letter of transmittal may be obtained from U.S. Bank National Association, which is serving as the exchange agent for the exchange offer. The address, telephone and facsimile number of U.S. Bank National Association are as follows:

By Hand, Overnight Mail, Courier, or Registered or Certified Mail:	By Facsimile:	For Information or Confirmation by Telephone:

U.S. Bank National Association Attn: Corporation Actions 111 Fillmore Avenue St. Paul, MN 55107-1402 Reference: Berry Plastics Corporation	(615) 466-7367 Attention: Corporate Actions Reference: Berry Plastics Corporation	1-800-934-6802

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About Berry

Berry Plastics Group, Inc. is a leading provider of value-added plastic consumer packaging and engineered materials delivering high-quality customized solutions to our customers, with pro forma net sales of $6.7 billion in fiscal 2015. The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol BERY and its world headquarters is located in Evansville, Indiana. For additional information, visit the Company’s website at www.berryplastics.com.

Forward Looking Statements

Certain statements and information included in this release may constitute "forward looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of Berry to be materially different from any future results, performance, or achievements expressed or implied in such forward looking statements. Additional discussion of factors that could cause actual results to differ materially from management’s projections, forecasts, estimates and expectations is contained in the company’s SEC filings. We do not undertake any obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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Investor Contact:
Dustin Stilwell
812.306.2964
ir@berryplastics.com

Media Contact:
Eva Schmitz
812.306.2424
evaschmitz@berryplastics.com